RANDALL W. HEINRICH, P.C.
                   8 Greenway Plaza, Suite 818
                     Houston, Texas 77046

          Telephone: 713/951-9100     Fax: 713/961-3082

                         July 6, 2007



United States Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     RE:     Registration Statement on Form SB-2
          Under the Securities Act of 1933

Gentlemen:

I have acted as counsel for Photovoltaic Solar Cells, Inc., a Nevada corporation (the "Company"), in connection with the registration with the U.S. Securities and Exchange Commission (the "Commission") on a Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement") of an initial public offering, on a self-underwritten/best efforts/no minimum basis, of a maximum of 4,000,000 shares of the Company's common stock (the "Common Stock") at a price of $0.20 per share.

In such capacity, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

     1. Restated Articles of Incorporation of the Company, as amended to date;

     2.     Bylaws of the Company, as amended to date;

     3. The records of corporate proceedings relating to the authorization of the offering of the Common Stock pursuant to the Registration Statement; and

     4. Such other instruments and documents as I have deemed necessary for the purpose of rendering the following opinion.

In such examination, I have assumed the authenticity and completeness of all documents, certificates and records submitted to me as originals, the conformity to the original instruments of all documents, certificates and records submitted to me as copies, and the authenticity and completeness of the originals of such instruments. As to certain matters of fact relating to this opinion, I have relied on the accuracy and truthfulness of certificates of officers of the Company and on certificates of public officials, and have made such investigations of law as I have deemed necessary and relevant.

Based on the foregoing, and having due regard for such legal considerations as I believe relevant, I am of the opinion that the Common Stock covered by the Registration Statement has been duly and validly authorized by the Company and, provided that (i) the Registration Statement has become effective under the Securities Act and the related Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and sale of such Common Stock do not violate any applicable law, are in conformity with the Company's then operative Restated Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then such Common Stock (when issued and sold as contemplated in the Registration Statement and the related Prospectus and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement) will be duly and validly issued, fully paid and non-assessable.

The foregoing opinions are based on and are limited to the corporation law of the state of Nevada. The opinions expressed herein are rendered as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matter or opinion set forth herein.

I  hereby  consent  to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that forms part of the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                   Very truly yours,

                                   /S/ Randall W. Heinrich